UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Act of 1934

Date of Report (Date of Earliest Event Reported):
September 11, 2007

Commission file number: 001-33084

SUSSER HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	01-0864257
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

4433 Baldwin Boulevard Corpus Christi, Texas 78408 (Address of principal executive offices, including zip codes)

Registrant’s telephone number, including area code: (361) 884-2463

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2007, the Board of Directors of Susser Holdings Corporation (the “Company”) voted to appoint Mr. David P. Engel to serve as an additional Class III Director, effective as of that date. Mr. Engel previously served as a director of the Company’s predecessor and was recommended for appointment to the Board by the Company’s nominating and corporate governance committee as an additional “independent” director within the rules of the NASDAQ stock market. Although the Board has not yet appointed Mr. Engel to serve on any committee, the Company expects that Mr. Engel will be named to one or more of the Board’s audit, compensation and/or nominating and corporate governance committees.

As a Director of the Company, Mr. Engel will receive an annual retainer of $36,000 and will be eligible to receive grants of Company stock and/or options in accordance with the Company’s 2006 Equity Incentive Plan.

On September 17, 2007, the Company issued a news release announcing Mr. Engel’s appointment to the Board, which release is filed as Exhibit 99.1 hereto and incorporated under this Item 5.02 in its entirety.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

The following exhibits are filed herewith:

Exhibit Number	Exhibit Description
99.1	News Release of Susser Holdings Corporation, dated September 17, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSSER HOLDINGS CORPORATION

Date: September 17, 2007	By:	/s/ Mary E. Sullivan

Name: Mary E. Sullivan Title: Executive Vice President and Chief Financial Officer